                                                                 EXHIBIT 10.2.31

                                   ROHR, INC.
                          SUPPLEMENTAL RETIREMENT PLAN
                             THIRTY-FIRST AMENDMENT



Pursuant to Article 6, this amendment to the Supplemental Retirement Plan is hereby adopted:

1.    A new paragraph 1.01 (b) is hereby added as follows:

      "1.01 (b)  "Board" means the Board of Directors of the Company."

2. Subparagraphs (A) (1) and (2) of paragraph 1.06 are hereby amended to read in full as follows:

      "(A) "Compensation" of a Participant for a particular calendar year shall be the sum of:

            (1) The base cash salary (including any lump sum payment paid in lieu of annual merit increases under the Company "Pay for Performance" system) paid during such year, including that deferred for any reason, including that paid as a pretax savings contribution under the Pretax Savings Plan, or reduced and paid as a Company contribution pursuant to a cafeteria plan described in Internal Revenue Code Section 125. Compensation shall include restricted stock received in lieu of merit increases, which stock shall be valued for these purposes as the closing price on the date of the grant of stock.

            (2) The award, if any, paid or credited to the Participant with respect to such calendar year under the Rohr Management Incentive Plan, whether paid in cash or in the form of restricted stock or stock options (in which case, the restricted stock or stock options shall be valued for these purposes as the amount of cash surrendered by the Participant from his award to receive such restricted stock or stock options).

3. Subparagraph (a) of Paragraph 1.07 is hereby amended to read in full as follows:

            "(a) was an officer of the Company elected by its Board or appointed by the Chairman of the Board or President, whichever may then be the Chief Executive Officer;"

4.   A new paragraph 1.08 (a)  is hereby added as follows:

     "1.08(a) "Pretax Savings Plan" means the Pretax Savings Plan for the Salaried Employees of Rohr, Inc., (Amended and Restated 1994), as it may be amended from time to time."

5.   A new paragraph 1.08 (b) is hereby added as follows:

     "1.08(b) "Rohr Management Incentive Plan" means the Rohr, Inc., Management Incentive Plan (Restated 1982), as it may be amended from time to time."

6.   Amend paragraph 1.09 to read in full as follows:

     "1.09 "Salaried Retirement Plan" shall mean the Salaried Retirement Plan of Rohr, Inc., (Restated January 1, 1994), as it may be amended from time to time."

7.   A new paragraph 1.09 (a)  is hereby added as follows:

     "1.09(a) "Severance Compensation Agreement" means any agreement between a Participant and the Company under which the Participant receives compensation in connection with a Change in Control."

8.   Amend paragraph 1.11 to read in full as follows:

     "1.11 "Years of Credited Service" shall mean the number of years and fractional years of Benefit Service, as that term is defined and calculated under the provisions of the Salaried Retirement Plan."

9.   Paragraphs 1.13 and 1.14 are deleted in their entirety.

10.  Delete subparagraph (d) of paragraph 2.01 and substitute the following:

     "(d) a Change Termination (defined at paragraph 2.06) resulting in a deferred vested retirement benefit."

11.  Paragraph 2.03 is hereby amended to read in full as follows:

     "2.03  Early Retirement.   A Participant may elect to retire at an Early
            ----------------
     Retirement Date which is the first day of any month following the fifty-fifth (55th) anniversary of the Participant's birth date and completion of ten (10) or more Years of Credited Service earned while an employee."

12.  Paragraph 2.06 is hereby amended to read in full as follows:

     "2.06  Deferred Vested Retirement Benefit.
            ----------------------------------

     (A) In the event that, following the Change in Control, a Participant who is then an elected or appointed officer of the Company has terminated or is deemed terminated (as, for example, a construction termination of employment) under the provisions of any Severance Compensation Agreement, such termination or deemed termination being known as a "Change Termination," then such Participant shall be eligible for a deferred vested retirement benefit on

          (1)  the first day of the month following his 65th birthday or

          (2)  on the first day of any month following his 55th birthday,

          in either case,  in the amount set forth at Paragraph 3.03A.

          A Change Termination shall not include a Voluntary Termination or a Termination for Cause, nor shall a deferred vested retirement benefit under this Paragraph be due if, in connection with said Change in Control, said officer will have obtained, except proportionately as a shareholder, a participatory interest in the ownership of the surviving corporation (in the case of a merger or consolidation), in the ownership of the entity beneficially-owing the requisite percentage of company stock (in the case of any entity owning 40% of the Company), in the receipt of assets or earning power (in the case of a transfer of 50% or more of the assets or earning power), or in the loans, advances, guarantees, pledges, or other financial assistance or tax credits.

     (B)  For these purposes, the following definitions apply:

          (1) "Voluntary Termination" is the voluntary termination of employment by the Participant not constituting a Constructive Termination.

          (2) "Constructive Termination" means any of the following events unless it occurs with the Participant's express prior written consent or in connection with the termination of the Participant's employment for Disability, Retirement or Termination for Cause.

          (For these purposes, "Retirement" means a retirement on or after the Participant's Normal Retirement Date.)

          (a) Any significant change in the Participant's position, duties, titles, offices, responsibilities and status with the Company as such existed immediately prior to a Change in Control or the assignment to the Participant by the Company of any duties inconsistent therewith, or in derogation thereof.

          (b) A reduction within twenty-four (24) months after the occurrence of a Change in Control in the Participant's base salary as in effect on the date of the Change in Control, or the Company's failure to increase the Participant's base salary after a Change in Control at a rate which is substantially similar to the average increase in base salary effected during the preceding twelve (12) months for those executives of the Company who are in the same compensation category as the Participant;

          (c) Any failure by the Company to continue in effect any benefit plan or arrangement or any material fringe benefit in which the Participant was participating immediately prior to a Change in Control, or to substitute and continue other plans providing the Participant with substantially similar benefits, or any action by the Company that would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any such benefit plan or arrangement or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change in Control;

          (d) Any failure by the Company to continue in effect any incentive plan or arrangement, such as but not limited to the Management Incentive Plan, in which the Participant is participating at the time of a Change in Control, or to substitute and continue other plans or arrangements providing the Participant with substantially similar benefits, or the taking of any action by the Company that would adversely affect the Participant's participation in any such incentive plan or reduce the Participant's benefits under any such incentive plan in an amount which is not substantially similar, on a percentage basis, to the average percentage reduction of benefits under any such incentive plan effected during the preceding twelve (12) months for all officers of the Company participating in any such incentive plan;

          (e) The Participant's relocation to any place other than the location at which the Participant performed the Executive's duties prior to a Change in Control; or

          (f)  Any material breach by the Company of any provision of this Plan.

     (2) "Termination for Cause" means termination of the Participant's employment by the Company solely by reason of one or more of:

          (a) an act by the Participant constituting a felony, and resulting in a conviction, and resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company or any of its affiliated corporations, or

          (b) the Participant's willful and deliberate engagement in an act of gross misconduct that results in demonstrably material and irreparable injury to the Company or any of its affiliated corporations, and which was demonstrably (i) done in bad faith and (ii) without a reasonable belief that such act was in the best interests of the Company, or

          (c) the Participant's willful, deliberate and continued failure substantially to perform the Participant's duties to the Company, which is demonstrably committed (i) in bad faith and (ii) without a reasonable belief that any such breach of duties is in the best interests of the Company, and which is not remedied within three months after the written demand notice referred to below. In the event a Termination for Cause is believed to be justified, then, in order to effectuate the applicable provisions of the Plan relative to a Termination for Cause, a written notice thereof shall be delivered to the Participant by the Company's chief executive officer (or by the Company's Board of Directors if the Participant is the chief executive officer) which specifically and in detail identifies and explains the manner in which it is believed that the Participant has performed an act which justifies a Termination for Cause."

13. Subparagraph (b) of Paragraph 3.01 is hereby amended to read in full as follows:

     "(b)  The sum of:

           (i) The monthly benefit under the Salaried Retirement Plan, if any,
               (aa) which Participant is then receiving; or (bb) if he has not yet applied for such benefit, the amount which the Participant is then eligible to receive.

               The aforesaid reduction on account of the benefit under the Salaried Retirement Plan shall be determined for these purposes as of the date such benefit is first payable and shall not be redetermined thereafter unless (A) the maximum benefit received under the Salaried Retirement Plan shall be reduced after payments commence due to governmental requirements, or (B) such benefits are refused, reduced or suspended in whole or part for any reason, whatsoever, in either of which cases such a redetermination shall be made for the purposes of this Plan, using such reduced (or using no offset for the Salaried Retirement Plan benefit if such benefit has been suspended or eliminated in to) Salaried Retirement Plan benefit, for so long as such circumstances in this subparagraph B continue.

               In the event a Participant entitled to receive a benefit under the Salaried Retirement Plan has elected to take advantage of the Social Security leveling election provided for at paragraph 5.6 of the Salaried Retirement Plan, the reduction provided for in this subparagraph 3.02(B)(1) shall be calculated as if such Social Security leveling election had not occurred.

        plus:
        ----

        (ii) The monthly benefit, if any, payable to the Participant under any long term disability insurance program maintained by the Company. Any such benefit for which the Participant was eligible but failed or refused to enroll shall nonetheless be deducted hereunder;

        plus:
        ----

        (iii) An amount which is equal to the monthly life annuity which is the Actuarial Equivalent of the Predecessor Plan Account of such Participant under the Salaried Retirement Plan, if any, but only if the Participant elects to take his Predecessor Plan Account in a lump sum payment and his monthly benefit under such Salaried Retirement Plan is accordingly reduced. (For these purposes, "Actuarial Equivalent" means the determination of a form of benefit having the same value as the form of benefit which it replaces. Such determination shall be based on the interest rates and actuarial tables approved and adopted from time to time by the Committee.)

        plus:
        ----


        (iv) An amount under the Cash Balance Plan equal to the monthly life annuity, if any, which (a) the Participant is then receiving or
               (b) if he has not yet applied for such benefit, the amount of which the

               Participant is then eligible to receive, it being understood that if the Participant has elected to receive his benefit as a lump sum, then the Actuarial Equivalent (defined in subparagraph (iii), above) in the form of a monthly life annuity of that sum shall be the amount deducted under this provision."

14. Paragraph 3.01 is hereby amended to delete the words "Primary Social Security Benefit" and to substitute the words "Social Security Benefit".

15. Paragraph 3.02 is hereby amended to delete the words "Primary Social Security Benefit" and to substitute the words "Social Security Benefit".

16. Paragraph 3.03 is hereby amended to delete the words "Primary Social Security Benefit" and to substitute the words "Social Security Benefit".

17.  Paragraph 3.03 A is hereby amended to read in full as follows:

     " 3.03A  Deferred Vested Retirement Benefits.
              -----------------------------------

     (a) Once a Participant is entitled to a deferred vested retirement benefit, the amount of such benefit shall not necessarily be limited to the Years of Credited Service or Average Monthly Compensation in existence on the date of a Change of Control. Accordingly, the monthly normal retirement benefit of a Participant eligible for a deferred vested retirement benefit, as provided in Paragraph 2.06, shall be equal to the benefit described at Paragraph 3.01, above, except:

          (i) using (A) the number of Years of Credited Service accrued as of the date of his termination or deemed termination plus (B) an additional three years of Credited Service which will be credited for all purposes to all Participants entitled to a Deferred Vested Benefit forthwith upon a Change in Control (unless a Severance Compensation Agreement entered into between the Participant and the Company shall provide for a higher number of Years of Credited Service, which provisions of said Severance Compensation Agreement will govern and prevail over the provisions of (A) and (B) above); and

          (ii)  for purposes of determining his Average Monthly Compensation:
                (A) substituting the words "Participant's termination of employment (or deemed termination)" in place of the words "Participant's retirement" in the definition of Average Monthly Compensation at Article I; and (B) using, if higher, the ten years preceding his said termination (or deemed termination); and

          (iii) assuming the Participant selected a 100 percent Qualified
                Joint and Survivor Annuity under Section 5.4 (a) of the Salaried Retirement Plan.

     (b) A Participant may elect to receive an early retirement benefit, in which case the benefit in Subparagraph (a), above, shall be utilized and actuarially reduced in the same manner and calculated as set forth in Paragraph 3.02.

     (c) In the event a Participant entitled to a Deferred Vested Benefit remains an Employee for three years next following a Change in Control, then for such three years, he shall not receive any additional Years of Credited Service."

18.  Paragraph 3.04 is hereby amended as follows:

     (a) Subparagraph (a) is hereby amended to add the word "retirement" after the words "deferred vested".

     (b) Subparagraph (c) is hereby amended to add the word "retirement" after the words "deferred vested"; to add the word "calendar" before the word "month"; and to delete the word "termination" and substitute the words "eligibility therefor under the provisions of paragraph 2.06 and application therefore".

     (c) Subparagraph (d) is hereby amended to add, prior to the word "3.06", the following additional words: "and without intending to affect the rights of a Spouse's benefit under".

19. Subparagraph (a) of Paragraph 3.05 is hereby amended to add, after the words "judgment of the Board", the following additional words: "(which is delivered in writing to the Participant)".

20.  Paragraph 4.01 is hereby amended as follows:

     (a) Following the words "the Board", where it first appears, add the following additional words: "or a Committee of the Board".

     (b)  Following the words "said Board,"  add the following additional words:
          "or Board Committee".

     (c)  Change the word  "shall"  in the last sentence to the word "may".

     (d) After the word "Board" in the last sentence, add the words "or Board Committee".

21. Paragraph 4.03 is hereby amended by adding the words "the Plan Trustee" after the word "actuaries".

22.  Paragraph 6.01 is hereby amended to read in full as follows:

     "6.01

     (a) The Company hopes and expects to continue the Plan and the payment of benefits hereunder indefinitely, but (except for Participants who have retired hereunder and for Participants may become entitled to a deferred vested retirement benefit), such continuance is not assumed as a contractual obligation. The Company expressly reserves the right, at any time and from time to time, to modify or amend, in whole or part, any or all of the provisions of the Plan, or to terminate or otherwise discontinue the Plan at any time without the consent of any other party, without liability except as set forth above, acting by a resolution adopted by action of (i) the Board of Directors, or (ii) a Committee of the Board of Directors (the "Board Committee"), to the extent such Board Committee has been delegated such authority, or (iii) the Committee, to the extent that such Committee has been delegated such authority as to specific amendments or issues, by a resolution adopted by the Board of Directors or by the Board Committee. In any of such cases, such amendment shall be set forth in an instrument in writing executed in the name of Rohr, Inc., by an officer or officers duly authorized to execute such instrument.

          Retroactive Plan amendments may not decrease the benefits of any Employee determined as of the time the amendment was adopted, the same as if, for this limited purpose, the said benefits were then fully vested.

     (b) Notwithstanding the foregoing, no amendment, modification, termination or other discontinuance of the Plan shall serve to (i) reduce the benefits of a person below those which he has been receiving as a retired Participant, (ii) in the case of a plan amendment, either (x) reduce the benefit accrual provisions at Paragraph 3.01(a) or elsewhere for Years of Credited Service earned prior to the date of such amendment or (y) after the occurrence of a Change in Control, increase the eligibility requirements at Paragraph 1.10 to be a Participant, or (iii) in the case of a Plan termination or other discontinuance, reduce those benefits which a person would have been entitled to receive if he had been eligible to retire and had retired on the date immediately prior to the effective date of such termination or other discontinuance, assuming for these purposes (conclusively and without regard to such person's actual age) that on the date of such termination or other discontinuance such person had reached a retirement date and met the requirements to be a Participant. In the case of subparagraph (iii), it is the intent hereby in such event of termination or other discontinuance to fully vest a benefit equal to that which would have been earned under the provisions of this Plan as if such person had then been fully eligible to retire, provided that
          (A) in the calculations of the amount of such benefit, the person's actual Years of Credited Service on the said effective date of termination or other discontinuance shall be used; and (B) that payment of these vested benefits under this subparagraph (iii) shall not be made until the reaching the person's actual Normal Retirement Date or Early Retirement Date (provided that, in the case of an early retirement benefit, the actuarial reduction provided for at Paragraph
          3.02 shall be applicable), or until the payment date called for the case of a deferred vested retirement benefit after application therefor is made."

23. Paragraph 7.01 is hereby amended to add, at the end thereof, the following additional words: "except as specifically provided in the Plan."

24.  A new Paragraph 8.16 is hereby added, to read in full as follows:

     "8.16  Robert H. Rau
            -------------

          (a) The Company and Robert H. Rau ("Rau") have entered into an employment agreement on or about April 9, 1993, (as amended, the "Employment Agreement." The Company has also entered into a Retirement Agreement, executed on the 7th day of May 1996 (the "Retirement Agreement") with Robert H. Rau, under which it has agreed to provide a retirement benefit and also has agreed to provide a life insurance policy with a cash surrender value build-up that will provide security for such retirement benefit. The purpose of this paragraph 8.16 is to implement the provision of the Employment Agreement, as amended, and to supplement in the fashion set forth below the Retirement Agreement.

               (i) In the event that Mr. Rau forfeits his rights under the Retirement Agreement to a benefit and to the aforementioned security for a benefit, then the provisions of Section 8.16
                     (b), below, apply to establish a substitute retirement benefit (the "SERP Benefit") under the Plan which supersedes and satisfies all obligations of the Company to Mr. Rau and his Spouse concerning his retirement from the Company, other than whatever rights he may have under the Pretax Savings Plan for Salaried Employees and the Cash Balance Plan.

               (ii) Alternately, in the event that Mr. Rau does not forfeit his rights under the Retirement Agreement to a benefit and to the aforesaid security for a benefit, then the provisions of

                     Section 8.16 (c), below, apply , so as to provide an incremental increase (the "SERP Incremental Benefit") in the benefits to which Mr. Rau and his Spouse are entitled under the terms of the Retirement Agreement.

               (iii) No benefit shall be due to Mr. Rau, however, under either
                     Section 8.16 (b) or (c) if Mr. Rau voluntarily terminates his employment with the Company prior to April 19, 1996. (For these purposes, a voluntary termination does not include a Constructive Termination, as defined in the Retirement Agreement.)

          (b)  Complete Benefit Under the Plan.    Mr. Rau is hereby declared
               -------------------------------
               eligible for the SERP Benefit as set forth below.

               (i)   Age 62 retirement:  $464,400 per year, payable monthly, and
                     -----------------
                     reduced by the monthly amounts of all defined benefit retirement and pension benefits (whether qualified or unqualified) payable by the Company and by Parker Hannifin, such amounts calculated as payable in the form of a ten year certain and life annuity with full survivor benefits (using the same actuarial equivalent factors for such reduction as set forth in Paragraph 2.04 of the Retirement Agreement). This is in lieu of Mr. Rau's early retirement benefit under paragraph 2.03 of the Plan.

               (ii)  Retirement after age 62: $464,400 per year, payable monthly
                     -----------------------
                     and calculated the same as set forth at subparagraph (i), next above, plus an additional annual benefit (included in the aforesaid monthly payments) equal to $2,322 multiplied by the number of months by which his retirement occurs after his 62nd birthday. (For example, if Mr. Rau remains in the employment of the Company until he reaches age 63, then the $464,400 annual benefit will be increased by $2,322 X 12, or an additional $27,864.) This is in lieu of Mr. Rau's normal retirement benefit under paragraph 2.02 of the Plan

               (iii) Survivor's Benefit:
                     ------------------

                     (A)  After benefits have commenced:

                          Mr. Rau's Spouse shall be entitled to receive the lifetime monthly benefit provided for at paragraph
                          8.16 (b) (i) or (ii), above, as applicable; provided, that such benefit shall be paid to the Spouse (or her estate) for at least ten years following Mr. Rau's death and there shall not be an actuarial reduction from the lifetime annuity set forth above on account of this ten-year-certain provision.

                    (B)   Death prior to retirement:

                          Pursuant to the terms of the Retirement Agreement, the Company has provided for a life insurance policy upon the life of Mr. Rau, under which his Spouse will receive an amount at Mr. Rau's death, supplemented, if necessary, by certain additional sums paid by the Company so as to enable his Spouse to acquire an annuity, all as set forth in more detail in the Retirement Agreement. The aforesaid provisions shall be in lieu of a Benefit under the Plan.

               (iv)  Disability Retirement Benefits and Deferred Vested Benefits
                     -----------------------------------------------------------

                     The amounts provided for at subparagraphs 8.16 (b) (i) and
                     (ii), above, shall be used in the calculation of any disability retirement benefit to which Mr. Rau might become entitled under paragraph 2.05 of the Plan, and a Deferred Vested Retirement Benefit under paragraph 2.06 of the Plan. The amount at subparagraph (i) shall be used in the event of a benefit under paragraphs 2.05 or 2.06 to which Mr. Rau becomes entitled at or before age 62 and the amount at subparagraph (ii) shall be used for such benefit calculations after age 62.

          (c)  Partial Benefit Under the Plan.   Mr. Rau is hereby declared
               ------------------------------
               eligible for the SERP Incremental Benefit as set forth below.

               (i)  Age 62 retirement:  An amount, payable in the form of a
                    ------------------
                    ten-year certain and life annuity with full survivor benefits, equal to the difference between the amounts described in paragraphs (aa) and (bb) below.

                    (aa) The amount described under this paragraph (aa) shall be the product of the annual retirement benefit payable under paragraph 8.16(b)(i) hereof multiplied by 0.6.

                    (bb) The amount described under this paragraph (bb) shall be the after-tax portion of each annuity payment determined as the sum of (I) and (II) where (I) and
                         (II) are:

                         (I)  The product of "A" multiplied by "E":

                         (II) The product of "A" multiplied by (I-E) multiplied
                              by 0.6.

                         For purposes of paragraph (bb), "A" shall equal the annual annuity payment (payable under an annuity purchased with the after-tax proceeds of the insurance
                                        -------------
                         and cash payments described in the Retirement Agreement) and "E" shall equal the exclusion ratio which is the quotient of the annuity factor (i.e., the cost per dollar of one dollar of annuity starting at the annuity starting date) divided by Mr. Rau's life expectancy at the annuity starting date.

                         In the event, for the tax year prior to his receiving the SERP Incremental Benefit, that Rau's combined federal and state income tax rate (assuming conclusively for these purposes that his total income for such year was limited to the payment of the applicable annual benefit provided for at Section 2.01(b) of the Retirement Agreement) would be different than .4, then:

                         (x) such proforma combined tax rate shall be determined by Deloitte and Touche;

                         (y) such proforma combined tax rate shall be subtracted from "1"; and

                         (z) the resultant after-tax income percentage shall be used in place of the figure ".6" wherever such figure appears in this Paragraph 8.16(c)(i).

                         The SERP Incremental Benefit of this Paragraph 8.16(c)(i) is illustrated by the following example:

                         Assume that, at the time Mr. Rau starts to receive annuity payments, each installment is $464,000 per year. Assume also that the annuity factor is 11.5, meaning that the annuity costs $11.50 per dollar of annuity at the starting date and that Rau's life expectancy is 20 years. Assume finally that the annuity acquired with the after-tax insurance and cash proceeds pays an annual amount equal to $278,400. The annual supplemental payment, therefore, is:

                         ($464,000 X 0.6) - $278,400 X 11.5/20 +
                         $278,400 X 8.5/20 X 0.6 =
                         $278,400 - $231,072 =
                         $47,328, or $3,944 per month.

               (ii)  Retirement after age 62:   An amount determined in the
                     ------------------------
                     same manner as in subparagraph (i), next above, and payable in the form of a ten year certain and life annuity with full survivor benefits, except that in making such determination and using all of the calculations there provided, the amount described in subparagraph (c)(i)(aa), above, and to be multiplied by 0.6 as therein provided, shall be the annual retirement benefit payable under paragraph 8.16 (b) (ii), rather than the amount payable under paragraph 8.16(b)(i).

               (iii) Survivor's Benefit:
                     ------------------

                     Whether occurring as a result of death prior to retirement or occurring after benefits have commenced:

                         Mr. Rau's Spouse shall be entitled to receive the lifetime monthly benefit provided for at paragraph 8.16
                         (c) (i) or (ii), above, as applicable; provided, that such benefit shall be paid to the Spouse (or her estate) for at least ten years following Mr. Rau's death and there shall not be an actuarial reduction from the lifetime annuity set forth above on account of this ten-year-certain provision.

               (iv) Disability Retirement Benefits and Deferred Vested Benefits:
                    -----------------------------------------------------------

                    The amounts provided for at subparagraphs 8.16 (c) (i) and
                    (ii), above, shall be used in the calculation of any disability retirement benefit to which Mr. Rau might become entitled under paragraph 2.05 of the Plan, and a Deferred Vested Retirement Benefit under paragraph 2.06 of the Plan. The amount at subparagraph (i) shall be used in the event of a benefit under paragraphs 2.05 or 2.06 to which Mr. Rau becomes entitled at or before age 62 and the amount at subparagraph (ii) shall be used for such benefit calculations after age 62.

          (d) All other provisions of the Plan not inconsistent with this paragraph 8.16 shall remain applicable."

     25. A new paragraph is added, at both paragraphs 8.14 and 8.15, as follows:

          (a) Change the numeric heading of subparagraphs 8.14(b) and 8.15(b) to read "8.14(c)" and "8.15(c)," respectively.

          (b)  Add a new subparagraph 8.14(b), to read in full as follows:

               "(b) In the event of a Change in Control, Mr. Ramsay will be credited for an additional number of Years of Credited Service, over and above what he has accrued under the provisions of Section 8.14(a), which is equal to eleven years minus the number of years he has been an Employee of the Company; provided that, if he remains an Employee after the Change of Control, he will be entitled to accrue additional Years of Service only at the rate of one year for each year he remains an employee; and further provided that, if Mr. Ramsay has become entitled to any additional Years of Credited Service under a Severance Compensation Agreement, such provisions shall be given full effect (including any provision in the Severance Compensation Agreement suspending the accrual of additional Years of Credited Service following the Change of Control if Mr. Ramsay remains an Employee)."

          c.   Add a new subparagraph 8.15(b), to read in full as follows:

               "(b) In the event of a Change in Control, Mr. Chapman will be credited for an additional number of Years of Credited Service, over and above what he has accrued under the provisions of Section 8.15(a), which is equal to thirteen years minus the number of years he has been an Employee of the Company; provided that, if he remains an Employee after the Change of Control, he will be entitled to accrue additional Years of Service only at the rate of one year for each year he remains an employee; and further provided that, if Mr. Chapman has become entitled to any additional years of Credited Service under a Severance Compensation Agreement, such provisions shall be given full effect (including any provision in the Severance Compensation agreement suspending the accrual of additional Years of

                    Credited Service following the Change of Control if Mr. Chapman remains an Employee)."

     26.  In all other respects, the Plan is hereby ratified and confirmed.

          IN WITNESS WHEREOF, Rohr, Inc., has caused its duly authorized officers to execute this Amendment on the 13 day of September 1996.


                                            ROHR, INC.



                                            BY: /s/ R.W. MADSEN
                                               -------------------------------
                                               R. W. Madsen
                                               Vice President, General Counsel
                                               and Secretary

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